UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 6, 2009

ECOLOCAP SOLUTIONS INC.
 (Exact Name of Small Business Issuer as specified in its charter)

NEVADA	000-52256
(State or other jurisdiction of incorporation)	(Commission File No.)

1250 S. Grove Ave.
Barrington, Illinois
60010
 (Address of principal executive offices)

(866) 479-7041
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-

Item 7.01: Regulation FD Disclosure.

On October 6, 2009, we announced that our subsidiary, Micro Bubble Technology (“MBT”), has further enhanced distribution of its Carbon Nano Tube Battery (CNT-Battery) by signing a multi-million dollar distribution agreement with HALO Renewable Energy LLC ("Halo"), of Portland, OR.

Item 9.01:	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 6, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ecolocap Solutions Inc.

Date: October 6, 2009	By:	MICHAEL SIEGEL
Michael Siegel
President